UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2012

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54365	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

605 Third Avenue, 34th Floor
New York, NY	10158
(Address of principal executive offices)	(Zip Code)

(646) 666-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2012, Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several investors (the “Investors”) relating to the sale and issuance by the Company to the Investors of an aggregate of 19,818,972 shares of its common stock, par value $0.00005 per share (“Common Stock”), at a price per share of $0.29. Investors also received a 30 month warrant to purchase 0.75 shares of Common Stock for every share purchased in the offering (the “Offering”), at an exercise price of $0.29 per share (each, a “Warrant,” and collectively, the “Warrants”).  The net proceeds to the Company from the Offering, after deducting the placement agent’s fees and Offering expenses are approximately $4.9 million.

The Company registered the Offered Shares and Warrants pursuant to a registration statement on Form S-1 (File No. 333-179331) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 13, 2012.  The closing of the Offering occurred on July 19, 2012.

In connection with the Offering, the Company also entered into a Placement Agency Agreement with Maxim Group LLC (the “Placement Agent”), dated as of July 17, 2012, pursuant to which the Company paid the Placement Agent a cash fee equal to 6% of the gross proceeds of the Offering and a corporate finance fee of 1% of the gross proceeds of the Offering, as well as fees and expenses of the Placement Agent of $100,000.  In addition, the Company issued to the Placement Agent a 2-year warrant to purchase up to 594,569 shares of Common Stock (equal to 3% of the number of shares sold in the Offering), with an exercise price equal to $0.348 (120% of the public offering price). Leader Underwriters (1993) Ltd. acted as a sub-agent of the Placement Agent for the sole purpose of arranging for the sale of securities registered under this registration statement to investors in Israel, and received payment directly from the Placement Agent out of the consideration paid by Company to Placement Agent. The offering of securities in Israel was pursuant to an exemption from the registration requirements in Israel and was considered a private placement in Israel under Israeli law.

The Securities Purchase Agreement contains provisions that restrict the Company from issuing, except in certain cases, any Common Stock or Common Stock equivalents in the first 90 days following the closing of the Offering.

The Warrants are exercisable until the 30 month anniversary of the date of issuance.  The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice accompanied by payment of the exercise price. Warrant holders also receive consideration in the event of certain pro rata issuances or sales or distributions to the holders of Common Stock.

On July 17, 2012, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto. On July 19, 2012, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto.

The form of Warrant, the form of the Securities Purchase Agreement, the form of Placement Agency Agreement and the form of Placement Agent Warrant are filed as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.  The foregoing descriptions of the Securities Purchase Agreement, the Warrants, the Placement Agency Agreement and the Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the Exhibits 4.1, 10.1, 10.2 and 10.3 hereto which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The exhibits listed in the Exhibit Index below are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 20, 2012	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Liat Sossover
Liat Sossover
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant, incorporated herein by reference to Annex B of the Company’s Rule 424(b)(1) Prospectus filed July 19, 2012 (File No. 333-179331)

10.1	Form of Securities Purchase Agreement, incorporated herein by reference to Annex A of the Company’s Rule 424(b)(1) Prospectus filed July 19, 2012 (File No. 333-179331)

10.2	Form of Placement Agency Agreement by and between Brainstorm Cell Therapeutics Inc. and Maxim Group LLC, incorporated herein by reference to Exhibit 10.58 of the Company’s Registration Statement filed June 29, 2012 (File No. 333-179331)

10.3	Form of Common Stock Purchase Warrant issued by Brainstorm Cell Therapeutics Inc. to Placement Agent, incorporated herein by reference to Exhibit A of Exhibit 10.58 of the Company’s Registration Statement filed June 29, 2012 (File No. 333-179331)

99.1	Press Release dated July 17, 2012

99.2	Press Release dated July 19, 2012